Exhibit 10.2

2004 EQUITY INCENTIVE PLAN OF
HYPERION SOLUTIONS CORPORATION

INTERNATIONAL RESTRICTED STOCK UNIT AGREEMENT

Grant Number:
Employee:

Pursuant to the terms of the 2004 Equity Incentive Plan of Hyperion Solutions Corporation, as amended (the “Plan”), Hyperion Solutions Corporation, a Delaware corporation (the “Company”), hereby offers to grant to you (the “Grantee”) the number of Restricted Stock Units (“RSUs”) set forth immediately below, on the terms and conditions and subject to the restrictions set forth in the Plan and this Restricted Stock Unit Agreement (the “Agreement”). Each unit of the RSU corresponds to one share of common stock of the Company. To accept this offer, sign one copy of this Agreement and return it by [], 200[] to [Lisa Deilus, Stock Administration,] in the envelope provided.

Grantee:
Number of RSUs Granted:
Grant Date:
Purchase Price: $0.001 per Share

1. Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the same meanings as in the Plan.

2. Form of Payment. Except as otherwise provided in the Plan, each RSU granted hereunder shall represent the right to receive [one] Share upon the vesting of such RSU, the consideration for which shall be services rendered through the Restricted Period (as defined below).

3. Restrictions

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Section 3(c) until the lapse of the Restricted Period (as defined below) and any additional requirements or restrictions contained in this Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b) Unless the Restricted Period is previously terminated in accordance with Section 3(c), the restrictions set forth in Section 3(a) shall lapse and the RSUs shall vest and become fully and freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable as to 25% of the RSUs on the first anniversary of the Grant Date and thereafter in equal installments every six (6) months for the following thirty-six (36) months measured from and after the first anniversary of the Grant Date (the “Restricted Period”).

(c) Except as otherwise provided under the terms of the Plan, if Grantee’s employment with the Company or Affiliate is terminated for any reason, then this Agreement shall terminate and all rights of the Grantee with respect to RSUs that have not vested shall immediately terminate as of the date Grantee is no longer actively employed and will not be extended by any notice period mandated under local law. The RSUs that are subject to restrictions upon the date of Termination, and any and all accrued but unpaid dividends thereon, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs or accrued but unpaid dividends.

4. Voting and Other Rights. Grantee shall have no rights of a stockholder of the Company until Shares are issued upon vesting of Grantee’s RSUs.

5. Withholding Tax.

(a) Regardless of any action the Company or Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Grantee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant, including the grant or vesting of the RSUs, the subsequent sale of Shares acquired pursuant to such vesting and the receipt of any dividends or dividend equivalents; and (2) do not commit to structure the terms of the grant or any aspect of the RSU to reduce or eliminate Grantee’s liability for Tax-Related Items.

(b) Prior to issuance of the Shares, Grantee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Grantee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Grantee from his or her wages or other cash compensation paid to Grantee by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that Grantee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, Grantee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if Grantee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

6. Agreement Subject to Plan. This Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

7. Nature of Grant. In accepting the grant, Grantee acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of the RSU is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(c) all decisions with respect to future RSUs, if any, will be at the sole discretion of the Company;

(d) the Grantee’s participation in the Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Grantee’s employment relationship at any time with or without cause;

(e) the Grantee is voluntarily participating in the Plan;

(f) the RSU is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Grantee’s employment contract, if any;

(g) the RSU is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h) in the event that Grantee is not an employee of the Company, the RSU grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the RSU grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company;

(i) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j) if Grantee vests in the RSU and obtains Shares, the value of those Shares may increase or decrease in value;

(k) in consideration of the grant of the RSU, no claim or entitlement to compensation or damages shall arise from termination of the RSU or diminution in value of the RSU or Shares acquired through vesting of the RSU resulting from termination of Grantee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Grantee will be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(l) in the event of termination of Grantee’s employment (whether or not in breach of local labor laws), Grantee’s right to receive the RSU and vest in the RSU under the Plan, if any, will terminate effective as of the date that Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Board/Committee shall have the exclusive discretion to determine when Grantee is no longer actively employed for purposes of his or her RSU grant.

8. Data Privacy.

(a) Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.

(b) Grantee understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(c) Grantee understands that Data will be transferred to Smith Barney, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Grantee’s local human resources representative. Grantee authorizes the Company, Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Grantee’s participation in the Plan. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Grantee’s local human resources representative. Grantee understands, however, that refusing or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

9. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. For purposes of litigating any dispute that arises under this grant of RSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of California, or the federal courts for the United States for the Northern District of California, and no other courts, where their grant of RSUs is made and/or to be performed.

10. Agreement Binding on Successors. The terms of this Agreement shall be binding upon Grantee and upon Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11. No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by Grantee.

12. Necessary Acts. Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal, state or foreign securities and/or tax laws.

13. Invalid Provisions. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

14. Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the RSU grant under and participation in the Plan or future RSUs that may be granted under the Plan by electronic means, or to request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of restricted share unit grants and the execution of restricted share unit agreements through electronic signature.

15. Notices. Subject to Section 14, all notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail (postage prepaid), expedited mail service, facsimile, or electronic mail, addressed as follows:

If to Grantee:

If to the Company:	Hyperion Solutions Corporation 5450 Great America Parkway Santa Clara, CA 95054 Attn: [] e-mail:
Fax:

16. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

17. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and taken together shall constitute one and the same document.

19. Language. If Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

20. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on [], 200[].

HYPERION SOLUTIONS CORPORATION

By

Print Name:

Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

GRANTEE

Signature

Print Name: